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EX-99.CODE ETH                                                       Exhibit (a)

                    LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                    LINCOLN NATIONAL VARIABLE ANNUITY FUND A
   SARBANES-OXLEY CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL
                                    OFFICERS

                            DATED: NOVEMBER 10, 2003

In accordance with the Sarbanes-Oxley Act of 2002 (the "Act") and the rules promulgated thereunder by the U.S. Securities and Exchange Commission ("SEC"), The Lincoln Variable Insurance Products Trust (the "Trust"), on behalf of its series funds, and Lincoln National Variable Annuity Fund A ("Fund A") (each a "Fund" and collectively, the "Funds") are each required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and must each disclose whether it has adopted a code of ethics applicable to certain of its officers. The Trust's Board of Trustees and Fund A's Board of Managers, (each a "Board" and collectively the "Boards"), including a majority of the Trustees or Managers who are not interested persons of the Trust or Fund A, as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("Investment Company Act"), have approved this Code as compliant with the requirements of the Act and related SEC rules.

I.    COVERED OFFICERS/PURPOSE OF THE CODE

This Code of Ethics (the "Code") applies to the Trust's and to Fund A's Principal Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions (the "Covered Officers," each of whom are set forth in Exhibit A) for the purpose of promoting:

- honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

- full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trust or Fund A;

-     compliance with applicable laws and governmental rules and regulations;

- the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

-     accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

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II.   COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF
      INTEREST

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of the Covered Officer's position with the Fund.

Certain conflicts of interest may arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Funds' and certain of their service providers' compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Funds and their respective investment advisers(1), and between the Trust and its administrator, The Lincoln National Life Insurance Company (the "Administrator"), of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for a Fund or the Adviser(s) or the Administrator), be involved in establishing policies and implementing decisions that will have different effects on the Adviser(s), Administrator and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and Administrator and their respective Advisers and is consistent with the performance by the Covered Officers of their duties as officers of a Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Boards that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes of ethics.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. THE OVERARCHING PRINCIPLE IS THAT THE PERSONAL INTEREST OF A COVERED OFFICER SHOULD NOT BE PLACED IMPROPERLY BEFORE THE INTEREST OF A FUND.

Each Covered Officer must:

- not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of a Fund;

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-     not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of a Fund;

- not use material non-public knowledge of portfolio transactions made or contemplated for a Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

- report at least annually the information elicited in the Funds' annual Trustee and Officer Questionnaire for the Lincoln Variable Insurance Products Trust and Manager and Officer Questionnaire for the Lincoln National Variable Annuity Fund A relating to potential conflicts of interest.

There are some conflict of interest situations that must be discussed with the Funds' Audit Committees if material. Some examples of such situations include:

- service as a director on the board of any company (public or private), other than a management investment company;

- the receipt of any non-nominal gifts from someone or a company that has current or prospective business dealings with the Fund;

- the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

- any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its Adviser(s), Administrator or any affiliated person thereof; and

- a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.  DISCLOSURE AND COMPLIANCE

Each Covered Officer:

- should familiarize himself or herself with the disclosure requirements generally applicable to Funds;

- should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to a Funds' Trustees, Managers, auditors, governmental regulators or self-regulatory organizations;

- should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds, the Adviser(s), the Trust's Administrator, and other Fund service providers, with the goal of promoting full, fair, accurate, timely and

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      understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

- has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   REPORTING AND ACCOUNTABILITY BY COVERED OFFICERS

Each Covered Officer must:

- upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer) affirm in writing (in the form attached hereto as Exhibit
      B) to the Board that he or she has received, read, and understands the Code;

- annually thereafter affirm (in the form attached hereto as Exhibit B) to the Board that he or she has complied with the requirements of the Code;

- not retaliate against any other Covered Officer or any employee or agent of an affiliated person of a Fund for reports of potential violations that are made in good faith; and

- notify the Funds' Audit Committees promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

V.    ENFORCEMENT

A Fund's Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and have the authority to interpret this Code in any particular situation. The Audit Committee is authorized to consult, as appropriate, with counsel. However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee.

The Trust and Fund A (and each of their respective Audit Committees) will follow these procedures in investigating and enforcing this Code:

- the Audit Committee will take all appropriate action to investigate any potential reported violations;

- if, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

- any matter that the Audit Committee believes is a material violation will be promptly reported to the Board and the Audit Committee will make a recommendation to the Board.

- the Board, with the exception of any person whose matter is under consideration for a waiver, shall take such actions as it considers appropriate, including imposition of any sanctions that it considers appropriate;

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-     no person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

- the Audit Committee will be responsible for granting waivers, as appropriate; and

- any amendments to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI.   OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Trust and by Fund A for purposes of Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Administrator, the Adviser(s) or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and the Advisers' codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VII.  AMENDMENT; INTERPRETATION OF PROVISIONS

The Boards may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

VIII. CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code shall be treated as confidential and shall not be disclosed to any one other than the Trust's or Fund A's Board, the Funds' Audit Committees, the Covered Officers and Fund counsel, except as otherwise required by applicable law.

IX.   INTERNAL USE

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Trust or Fund A, as to any fact, circumstance, or legal conclusion.

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                                    EXHIBIT A

Persons Covered by this Code of Conduct

1. Kelly D. Clevenger, Chairman and President of the Lincoln Variable Insurance Products Trust and Chairman of Lincoln National Variable Annuity Fund A.

2. William P. Flory, Jr., Chief Accounting Officer of the Lincoln Variable Insurance Products Trust and Lincoln National Variable Annuity Fund A.

3. John J. O'Connor, Assistant Vice President and Assistant Treasurer of the Lincoln Variable Insurance Products Trust and Lincoln National Variable Annuity Fund A.

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                                    EXHIBIT B

                  LINCOLN VARIABLE INSURANCE PRODUCTS TRUST AND
                    LINCOLN NATIONAL VARIABLE ANNUITY FUND A

   SARBANES-OXLEY CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL
                                    OFFICERS

                       INITIAL AND ANNUAL CERTIFICATION OF
                               COMPLIANCE WITH THE

      CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

To:    The Board of Trustees of the Lincoln Variable Insurance Products Trust
         The Board of Managers of Lincoln National Variable Annuity Fund A

[Initial] I hereby certify that I have received the Lincoln Variable Insurance Products Trust and Lincoln National Variable Annuity Fund A's Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understand the Code. I further certify that I am subject to the Code and will comply with each of the Code's provisions to which I am subject.

[Annual] I hereby certify that I have received the Lincoln Variable Insurance Products Trust and Lincoln National Variable Annuity Fund A's Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understand the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

                                         _______________________________________
                                                     (Signature)

                                         Name: _________________________________

                                         Date: _________________________________